Exhibit 99.1

Presidio Property Trust Announces Significant North Dakota Lease

San Diego, CA – January 5, 2023 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that it has entered into a long-term lease agreement with KLJ Engineering LLC to occupy 33,296 square feet at its Grand Pacific Center office building in Bismarck, North Dakota.

“We are very excited that KLJ chose Grand Pacific Center as its new corporate headquarters location,” said Jack Heilbron, President and Chief Executive Officer of Presidio. “As a multi-faceted engineering firm with more than 20 offices throughout the Great Plains and Mountain states, KLJ is exactly the type of tenant Presidio is proud to call a customer and tenant.”

“Due to KLJ’s major commitment to Grand Pacific Center, adding to the building’s already strong tenant roster, Grand Pacific Center is Downtown Bismarck’s preeminent office location. We believe Presidio’s investment over the past several years, including common area lobby renovations and improvements to the parking structure, contribute to the property’s success,” said Gary Katz, Chief Investment Officer of Presidio. “Grand Pacific Center is now over 92% leased, which we expect will bring new customers to local Downtown businesses.”

Bill Daniel and Taylor Daniel of Daniel Companies represented Presidio and George Yineman and Adam Geiger of RiSE Property Brokers represented KLJ.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $136 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On November 8, 2022, Murphy entered into a definitive business combination agreement with Conduit Pharmaceuticals Limited, a pharmaceutical company led by highly experienced pharma executives established to fund the development of successful deprioritized clinical assets licensed from large pharmaceutical companies through its exclusive relationships. The closing of the business combination transaction is subject to numerous terms and conditions. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244